Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Rasmus van der Colff	Alex Andrianopoulos
Guidance Software, Inc.	Guidance Software, Inc.
626-768-4607	626-229-9191
investorrelations@guidancesoftware.com	newsroom@guidancesoftware.com

Guidance Software Reports 2013 First Quarter Financial Results

•	Non-GAAP revenue: $27.2 million, up $1.0 million, or 4% year-over-year

•	65 new EnCase® Enterprise platform customers during the first quarter of 2013

PASADENA, Calif. – May 2, 2013 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the first quarter ended March 31, 2013.

First quarter 2013 financial highlights include:

•	GAAP revenue of $26.9 million and non-GAAP revenue of $27.2 million, compared to GAAP revenue of $26.0 million and non-GAAP revenue of $26.2 million in the first quarter of 2012

•	GAAP SaaS revenues of $2.6 million and non-GAAP SaaS revenue of $2.8 million

•	Product revenue of $7.5 million, compared to $10.5 million in the first quarter of 2012

•	Services and maintenance revenue of $16.8 million, an increase of $2.5 million, or 18 percent, from $14.3 million in the first quarter of 2012

•	GAAP net loss of $6.5 million, or ($0.26) per share, compared to a GAAP net loss of $3.6 million, or ($0.15) per share, in the first quarter of 2012

On a non-GAAP basis, which excludes share-based compensation and amortization of intangibles, the Company reported a pre-tax net loss of $3.9 million, or ($0.15) per share, in the first quarter of 2013, compared to non-GAAP pre-tax net income of $0.6 million, or $0.02 per diluted share, in the first quarter of 2012.

Guidance Software President and Chief Executive Officer Victor Limongelli said, “While the macroeconomic environment has created some headwinds in the first half of 2013, we are continuing to execute on our long-term EnCase Everywhere strategy, with the addition of 65 new EnCase Enterprise customers during the quarter. We believe we are well positioned competitively, and well positioned to capitalize on the growth opportunity in the security space, as we get set to launch our third product built on the EnCase Enterprise platform. We are investing now in research and development, as well as expanded sales and marketing, to take advantage of the growth opportunity in front of us.”

First Quarter 2013 Highlights and Noteworthy Events

•

The Company celebrated its 15th anniversary this past November and will culminate its celebration at the annual Computer and Enterprise Investigations Conference (CEIC), hosted by Guidance Software and scheduled to be held May 19-22, 2013 in Orlando, Florida. The event will feature a keynote by General Michael Hayden, a retired, four-star United States Air Force General, former Director of the Central Intelligence Agency, and former Director of the National Security Agency.

•	In the first quarter 2013, the Company added 65 new EnCase Enterprise customers and 7 new customers of the products built on top of the EnCase Enterprise platform.

•

During the first quarter, EnCase was selected as the Reader Trust Award winner in the computer forensic tool category of the 2013 SC Magazine Awards announced at the RSA Conference®. The SC Magazine Awards, now in its 16th year, is the premier recognition for information security products.

•

In the first quarter, the Company announced out-of-the-box integrations between EnCase Cybersecurity and a number of high-profile security tools, including HP’s ArcSight, IBM’s QRadar, SourceFire, and FireEye. These integrations are designed to more effectively detect, validate and remediate today’s new breed of cyber attacks. Combining the detection and correlation capabilities of one of these other products with EnCase Cybersecurity automates incident response workflow so that companies can triage an advanced cyber attack immediately.

•

In March, the Company launched EnCase App Central, a new online marketplace for digital investigators that makes available add-on applications – some free, some paid – to run on EnCase, and extend its functionality and increase its value. With 50 apps currently available, and more to come, EnCase App Central underscores the open nature of the EnCase platform. More than 50,000 investigators trained and licensed in the use of EnCase solutions can now leverage these apps to automate and add to the functionality of their EnCase software for more effective and streamlined digital investigations.

2013 Financial Outlook:

Given the constraints of the federal spending environment and what is expected to be a very back-end loaded year in the corporate sector, the Company is revising its guidance for the year ending December 31, 2013, as follows:

•	Revenue for 2013 is expected to be in the range of $133 million to $138 million.

•	Non-GAAP pre-tax earnings for 2013 are expected to be in the range of $0.20 per share loss to breakeven or $0.00 per share.

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (855) 859-2056, passcode 30942149, available from 8:00 pm eastern time, May 2, 2013, through midnight eastern time, May 9, 2013.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase Enterprise platform is used by numerous government agencies, more than 65 percent of the Fortune 100, and more than 40 percent of the Fortune 500, to conduct digital investigations of servers, laptops, desktops, and mobile devices. Built on the EnCase Enterprise platform are market-leading electronic discovery and cyber security solutions, EnCase eDiscovery and EnCase Cybersecurity, which enable organizations to respond to litigation discovery requests, proactively perform data discovery for compliance purposes, and conduct speedy and thorough security incident response. For more information about Guidance Software, visit www.guidancesoftware.com.

EnCase®, EnScript®, FastBloc®, EnCE®, EnCEP®, Guidance Software™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other trademarks and copyrights referenced in this press release are the property of their respective owners.

Notes to Unaudited Condensed Consolidated Statements of Operations:

Guidance Software reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, we present in this release total non-GAAP revenue, gross profit, operating expenses, operating income (loss) and net income (loss), as well as non-GAAP net income (loss) per share. Total non-GAAP revenue consists of GAAP revenue as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back the acquisition-related deferred revenue adjustment and stock-based compensation expense booked for GAAP purposes. Non-GAAP operating income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes amortization of intangibles, acquisition-related expenses and share-based compensation expense. Non-GAAP net income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes amortization of intangibles, acquisition-related expenses and share-based compensation expense.

Non-GAAP net income (loss) also excludes the tax provision.

We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income (loss) per share calculated in accordance with GAAP.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Acquisition-related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Guidance Software adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Guidance Software operations and facilitates comparisons of pre-merger results of legacy Guidance Software and CaseCentral to that of the Company’s post-merger results.

Acquisition-related Expenses. Acquisition-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions. Guidance Software excludes acquisition-related expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods.

Amortization of Intangibles. Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions. Guidance Software excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software’s business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Guidance Software excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software’s business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that the Guidance Software’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenues:
Product revenue	$7,530	$10,509
Subscription revenue	2,582	1,225
Services and maintenance revenue	16,832	14,285

Total revenues	26,944	26,019

Cost of revenues:
Cost of product revenue	1,768	1,683
Cost of subscription revenue	1,126	586
Cost of services and maintenance revenue	6,561	5,450

Total cost of revenues	9,455	7,719

Gross profit	17,489	18,300

Operating expenses:
Selling and marketing	9,453	8,637
Research and development	7,544	5,290
General and administrative	5,269	6,220
Depreciation and amortization	1,697	1,626

Total operating expenses	23,963	21,773

Operating income (loss)	(6,474)	(3,473)
Interest income and other, net	6	7

Income (loss) before income taxes	(6,468)	(3,466)
Income tax provision	65	134

Net income (loss)	$(6,533)	$(3,600)

Net income (loss) per share—basic	$(0.26)	$(0.15)

Net income (loss) per share—diluted	$(0.26)	$(0.15)

Shares used in per share calculation—basic	25,508	23,854

Shares used in per share calculation—diluted	25,508	23,854

Supplemental Financial Data
Non-GAAP income (loss) before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation and amortization of intangibles	$(3,914)	$561

Non-GAAP income (loss) per share before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation and amortization of intangibles
Basic	$(0.15)	$0.02

Diluted	$(0.15)	$0.02

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012
Calculation of pre-tax non-GAAP income (loss):
GAAP net income (loss)	$(6,533)	$(3,600)
Add:
Income tax provision	65	134
Acquisition-related expense	—	1,974
Acquisition-related deferred revenue adjustment	253	207
Amortization of intangibles	562	549
Share-based compensation expense (including related payroll taxes paid by the Company)	1,739	1,297

Non-GAAP income (loss) before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation and amortization of intangibles	$(3,914)	$561

Non-GAAP income (loss) per share before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation and amortization of intangibles
Basic	$(0.15)	$0.02

Diluted	$(0.15)	$0.02

Shares used in per share calculations:
Basic	25,508	23,854

Diluted	25,508	25,491

Detail of Share-based Compensation Expense:
Cost of product revenue	$32	$22
Cost of subscription revenue	44	23
Cost of service and maintenance revenue	322	216
Selling and marketing	442	377
Research and development	461	290
General and administrative	438	369

Total share-based compensation expense	$1,739	$1,297

Detail of Acquisition-related Expense:
General and administrative	$—	$1,974

Detail of Acquisition-related Deferred Revenue Adjustment:
Subscription revenue	$193	$167
Services and maintenance revenue	60	40

Total acquisition-related deferred revenue adjustment	$253	$207

Guidance Software, Inc

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Total revenues, as reported	$26,944	$26,019
Acquisition-related deferred revenue adjustment	253	207

Total non-GAAP revenues	$27,197	$26,226

Gross profit, as reported	$17,489	$18,300
Acquisition-related deferred revenue adjustment	253	207
Share-based compensation	398	261

Gross profit adjustment	651	468

Total non-GAAP gross profit	18,140	$18,768

Total operating expenses, as reported	$23,963	$21,773
Amortization of intangibles	(562)	(549)
Acquisition-related expenses	—	(1,974)
Share-based compensation	(1,341)	(1,036)

Operating expense adjustment	(1,903)	(3,559)

Total non-GAAP operating expenses	$22,060	$18,214

Operating income (loss), as reported	$(6,474)	$(3,473)
Gross profit adjustment	651	468
Operating expense adjustment	1,903	3,559

Total non-GAAP operating income (loss)	$(3,920)	$554

Net income (loss), as reported	$(6,533)	$(3,600)
Gross profit adjustment	651	468
Operating expense adjustment	1,903	3,559
Income tax provision	65	134

Total non-GAAP net income (loss)	$(3,914)	$561

Net income (loss) per share-diluted, as reported	$(0.26)	$(0.15)

Non-GAAP net income (loss) per share-diluted	$(0.15)	$0.02

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$26,072	$32,606
Trade receivables, net	19,894	23,558
Inventory	2,004	2,008
Prepaid expenses and other current assets	5,076	3,753

Total current assets	53,046	61,925

Long-term assets:
Property and equipment, net	13,612	10,227
Intangible assets, net	11,848	12,411
Goodwill	14,632	14,632
Other assets	1,615	2,026

Total long-term assets	41,707	39,296

Total assets	$94,753	$101,221

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,588	$3,058
Accrued liabilities	10,141	12,929
Capital lease obligations	345	393
Deferred revenues	37,219	37,337

Total current liabilities	52,293	53,717

Long-term liabilities:
Rent incentives	1,206	730
Capital lease obligations	104	181
Deferred revenues	5,670	6,115
Contingent earn-out	600	569
Deferred tax liabilities	912	889

Total long-term liabilities	8,492	8,484

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	95,846	93,037
Treasury stock	(9,972)	(8,644)
Accumulated deficit	(51,931)	(45,398)

Total stockholders’ equity	33,968	39,020

Total liabilities and stockholders’ equity	$94,753	$101,221

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Three Months Ended March 31,
	2013	2012
Operating Activities:
Net loss	$(6,533)	$(3,600)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation & amortization	1,697	1,626
Provision for doubtful accounts	100	—
Share-based compensation	1,739	1,297
Deferred taxes	23	77
Loss on disposal of assets	42	18
Changes in operating assets and liabilities:
Trade receivables	3,564	2,570
Inventory	4	(126)
Prepaid expenses and other assets	(455)	(632)
Accounts payable	908	377
Accrued liabilities	(2,510)	(3,147)
Deferred revenues	(563)	(129)

Net cash used in operating activities	(1,984)	(1,669)

Investing Activities:
Purchase of property and equipment	(3,939)	(571)
Acquisition, net of cash acquired	—	(9,528)

Net cash used in investing activities	(3,939)	(10,099)

Financing Activities:
Proceeds from the exercise of stock options	1,070	1,507
Common stock repurchased or withheld	(1,327)	(628)
Principal payments on capital lease and other obligations	(354)	(88)

Net cash (used in) provided by financing activities	(611)	791

Net decrease in cash and cash equivalents	(6,534)	(10,977)
Cash and cash equivalents, beginning of period	32,606	37,048

Cash and cash equivalents, end of period	$26,072	$26,071